EXHIBIT 10.3

          ASSIGNMENT AND ASSUMPTION AGREEMENT BETWEEN i-TRACK, INC. AND
               AVL INFORMATION SYSTEMS LTD. DATED MARCH 21, 2003





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                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Agreement ("Agreement"), is made and dated as of the 21st day of March, 2003, by and between i-Track, Inc. a Nevada corporation with principal offices at 3031 Commerce Drive, Building B, Fort Gratiot, Michigan 48058 ("ITI"), and AVL Information Systems Ltd., an Ontario corporation with principal offices at 2323 Passingham Lane, Sarnia, Ontario N7T 7H4 Canada ("AVL").

                                    RECITALS

         Effective September 30, 2001, ITI and AVL entered into a Worldwide Exclusive Distribution Agreement whereby ITI was made the exclusive distributor of all of the products manufactured by AVL.

         On January 1, 2002, ITI entered into a Management Services Agreement with AVL whereby AVL provides ITI with manpower, equipment, and premises for $2,500 per month.

         ITI entered into a Share Exchange Agreement with Strategic Communications Partners, Inc., dated March 17, 2003, whereby ITI will acquire Strategic Communications Partners in a "reverse acquisition" transaction. Under the Share Exchange Agreement, ITI agreed that it would cease all current business operations.

         NOW, THEREFORE, in consideration of the premises, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AVL and ITI hereby terminate the Worldwide Exclusive Distribution Agreement, waiving any prior notice that might be required under the terms of the agreement.

         2. ITI and AVL hereby terminate the Management Services Agreement immediately, waiving the 30-days' prior notice.

         3. ITI hereby assigns and transfers to AVL all of the following (the "Assigned Assets"):

              (a)    all  accounts  receivable  relating  to  the  business   of
marketing and distributing AVL's products (the "Business");

              (b) all of the rights and benefits accruing under any contracts relating exclusively to the Business and all outstanding offers or solicitations made by or to ITI to enter into any contract relating exclusively to the Business;

              (c) all of the intellectual property rights (including, but not limited to trademarks, service marks, trade names, and copyrights), marketing rights, proprietary rights and other intangible properties used exclusively in connection with the Business;

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              (d)    all rights and claims against third  parties arising out of and relating exclusively to or in respect of the Assigned Assets or the Assumed Liabilities;

              (e) the authorizations, certificates, consents, waivers, licenses, rights or other forms of required permission from, of or with any governmental authority which relate exclusively to the foregoing Assigned Assets and are required for the operation of the Business ("Governmental Approvals");

              (f) all operating data, files, general records, customer lists, vendor lists, equipment manuals, guides, employee records, correspondence and other written records of the ITI, wherever located, to the extent relating exclusively to the foregoing Assigned Assets and the Assumed Liabilities;

              (g) all of the goodwill related exclusively to the foregoing Assigned Assets and the Business; and

              (h) all of the other assets, properties and rights of every nature of the Business, wherever located, not otherwise referred to above, which are owned by ITI or in which ITI has an interest and which relate exclusively to the foregoing Assigned Assets and the Business.

         4. As consideration for the assignment of the Assigned Assets, AVL shall, from and after the date of this Agreement, assume, perform, discharge and pay when due all of the obligations and liabilities of any nature of ITI relating exclusively to the Assigned Assets or the Business, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing or arising before, on or after the date of this Agreement, omission or circumstance taking place prior to or after date of this Agreement (collectively, the "Assumed Liabilities"). The Assumed Liabilities shall include, but not be limited to, the following:

              (a) all unpaid or unperformed obligations or liabilities of ITI under any contracts assigned as part of the Assigned Assets, including but not limited to all obligations or liabilities relating to any refund, warranty or product liability claims, under any assigned contract;

              (b) all unpaid or unperformed obligations or liabilities of ITI under the Governmental Approvals assigned to AVL hereunder;

              (c)    all trade payables of ITI relating to the Business;

              (d) all accounts payable, notes payable and inter-company obligations owed by the Business to ITI;

              (e) all unpaid or unperformed wages, salaries, payroll taxes, sick pay, fringe benefits and other employee benefits due to, or becoming due to, any employees;

              (f) all severance, "parachute" or similar obligations to any officer, director, consultant or Employee, whether arising or created before, on or after the date of this Agreement, arising or payable by virtue of the transactions contemplated by this Agreement or otherwise;

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              (g)    all obligations for any and all unpaid  taxes  arising from the operation of the Business, whether arising prior to or following the date of this Agreement; and

              (h) all other liabilities or obligations arising from the ownership of the Assigned Assets and the operation of the Business, including, without limitation, all liabilities in respect of the assigned contracts and litigation of any kind or nature by or against or otherwise affecting the Assigned Assets or the operation of the Business, including, without limitation, any claim, dispute, governmental investigation, suit, action, arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity.

         5. AVL shall maintain a true, correct and complete set of books and records of account relating to this Agreement at AVL's principal offices, and shall make the same available for inspection and copying by ITI or its agents at all reasonable times, upon reasonable prior notice, for a period of two (2) years from the date of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date and year first above written.

"ITI"                                       "AVL"
i-Track, Inc.                               AVL Information Systems Ltd.



By:                                         By:
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    Peter W. Fisher, President                    __________________, _______